NSAR ITEM 77O
September 1, 2003 - February 29, 2004
Van Kampen Corporate Bond Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1  Miller Brewing Corp.    Barclays    2,200,000     0.004%       8/6/03

2      Eastman Kodak       Citigroup   1,325,000     0.265%      10/07/03

3  Telecom Italia Capital  Citigroup   1,900,000     0.189%      10/22/03

4  Hutchixon Whamp Int'l Ltd.  HSBC    1,450,000     0.100%      11/19/03

5  ICI Wilmington Inc.    Citigroup    1,420,000     0.030%      11/18/03

6  Household Finance Corp   HSBC         800,000     0.050%      12/03/03

7  International Paper Co.  Deutsche   1,445,000     0.280%      12/10/03

8  Wachovia Corp. Wachovia Securities  3,100,000     0.250%      02/03/04


Underwriters for #1
Barclays Capital
Citigroup
JPMorgan
ABN AMRO Banc of America Securities LLC
Banc One Capital Markets, Inc.
Dresdner Kleinwort Wasserstein
Lehman Brothers
Morgan Stanley
Hawkpoint


Underwriters for #2
Citigroup Global Markets Inc.
Lehman Brothers Inc.

Underwriters for #3
Banc of America Securities LLC
Citigroup
Credit Suisse First Boston
JPMorgan
Lehman Brothers
Merrill Lynch & Co
Morgan Stanley

Underwriters for #4
Citigroup
Goldman Sachs (Asia) L.L.C.
HSBC
Merrill Lynch & Co.
Deutsche Bank Securities
JPMorgan
Morgan Stanley

Underwriters for #5
Barclays Capital
Citigroup
UBS Investment Bank
Morgan Stanley
ABN AMRO Incorporated
HSBC
Mizuho International plc
Standard Chartered Bank
The Royal Bank of Scotland

Underwriters for #6
HSBC
Banc of America Securities LLC
Banc One Capital Markets, Inc
Credit Suisse First Boston
JPMorgan
Morgan Stanley
UBS Investment Bank
LOOP Capital Markets, LLC
Utendahl Capital Partners, L.P.

Underwriters for #7
Citigroup
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
Lehman Brothers

Underwriters for #8
Barclays Capital
Bear, Stearns & Co. Inc.
Citigroup
Goldman, Sachs & Co.
Merrill Lynch & Co.
Morgan Stanley
UBS Investment Bank
Blaylock & Partners, L.P.
Guzman & Company
Keefe, Bruyette & Woods, Inc.
Loop Capital Markets, LLC.
Sandler O'Neill & Partners L.P.
The Williams Capital Group, L.P.
Utendahl Capital Partners, L.P.